UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2011
THE GORMAN-RUPP COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
As previously reported in the Form 8-K filed on May 3, 2011, in an advisory, non-binding vote held at the Annual Meeting of Shareholders on the frequency of future advisory votes on the compensation of the Company’s named Executive Officers, 8,734,166 shares were voted for one year, 58,091 shares were voted for two years, 2,441,325 shares were voted for three years, 1,360,935 abstained and there were 2,074,311 broker non-votes. The Company and Board of Directors have considered the outcome of this advisory, non-binding vote and have determined that the Company will provide shareholders with an advisory, non-binding vote every year until the next shareholder vote on the frequency of the advisory, non-binding vote on executive compensation. The shares included herein are stated as in the Form 8-K filed on May 3, 2011 and have not been adjusted for the five-for-four stock split which was effective June 10, 2011.
The Company is filing this Amendment No. 1 on Form 8-K/A to its Form 8-K, which was originally filed on May 3, 2011, for the sole purpose of disclosing the Company’s decision regarding the frequency of the advisory, non-binding vote on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY
By	/s/David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

August 4, 2011

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